UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

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TAUBMAN CENTERS, INC.
(Name of Registrant as Specified in Its Charter)

LAND & BUILDINGS CAPITAL GROWTH FUND, LP L & B REAL ESTATE OPPORTUNITY FUND, LP LAND & BUILDINGS GP LP LAND & BUILDINGS INVESTMENT MANAGEMENT, LLC JONATHAN LITT
(Name of Persons(s) Filing Proxy Statement, if Other Than the Registrant)

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Land & Buildings Investment Management, LLC, together with the other participants named herein (collectively, “Land & Buildings”), has filed a definitive proxy statement and accompanying WHITE request card with the Securities and Exchange Commission to be to be used to solicit requests for the calling of a special meeting of shareholders of Taubman Centers, Inc., a Michigan corporation (the “Company”).

Item 1: On July 10, 2017, Land & Buildings issued the following press release:

Land and Buildings Files Definitive Solicitation Statement Calling for Special Meeting of Shareholders at Taubman Centers

- Requests that Shareholders Join its Efforts to Call a Special Meeting and Demands the Board Enact Its Promised and Much-Needed Governance Enhancements –

- Proposes Shareholder Advisory Votes on 1) Immediate De-staggering of the Board, 2) Consent of Recently Elected Directors to Stand for Re-election at 2018 Annual Meeting and 3) Refresh of the Board With Three New Truly Independent Directors Prior to the 2018 Annual Meeting –

- Urges Shareholders to Again Have Their Voices Heard by Consenting to Land and Buildings’ Request that Taubman Call a Special Meeting on the WHITE Request Card Today -

Stamford, CT, July 10, 2017 – Land & Buildings Investment Management, LLC (together with its affiliates, "Land and Buildings") today issued the following letter to shareholders of Taubman Centers, Inc. (NYSE: TCO) (“Taubman,” “Taubman Centers” or the "Company”), announcing that Land and Buildings has filed and mailed a definitive solicitation statement requesting that shareholders join its efforts to call a special meeting of Taubman shareholders and demand that the Board of Directors immediately enact its promised and much-needed governance enhancements. Please refer to www.SaveTaubman.com to view the solicitation statement and other materials regarding the Company.

The full text of the letter follows:

Dear Fellow Taubman Shareholders:

Land and Buildings believes it is imperative that the Board of Directors (the “Board”) of Taubman Centers, Inc. (“Taubman,” “Taubman Centers” or the "Company”) immediately enact its promised and much-needed governance enhancements. A majority of Taubman’s common shareholders that voted at the 2017 Annual Meeting sent a clear message that change is needed on the Board when they expressed their views that Chairman and CEO Bobby Taubman and Lead Director Myron Ullman should be voted off the Board. Yet solely as a result of the voting power of the Preferred Stock, the reaction is business as usual: disenfranchise common shareholders to the benefit of the Taubman Family, in our view.

Rather than substantively respond to our private and then public requests for specific details regarding the Company’s announced plans to de-stagger and refresh the Board in a meaningful way, Taubman focused instead on reimbursing our expenses related to the 2017 proxy contest and tying us to a three-year standstill.

We are asking shareholders to again have their voices heard that change is desperately needed at Taubman by consenting to our request that Taubman Centers call the special meeting, at which we would propose advisory votes on the following items:

1)	Immediate declassification of the Board;
2)	The consent of the directors recently elected at the 2017 Annual Meeting to agree to stand for election at the 2018 Annual Meeting together with the directors elected in 2015; and
3)	To carry out the promised refreshment of the Board by replacing three incumbent directors with three new independent directors by no later than the 2018 Annual Meeting.

Land and Buildings believes it is imperative that the Board immediately commit to its promise to declassify and refresh the Board, and that delaying these actions would be to the detriment of all shareholders. This is why we have filed a Special Meeting Request Solicitation Statement soliciting the written request of at least 25% of the shares that are entitled to vote in order to call the special meeting. Once the 25% threshold has been reached, we will formally call for the special meeting and send proxy materials urging shareholders to vote in favor of the proposals listed above.

We believe there is a clear mandate from shareholders that change is needed at the Company given the near-unanimous support that Land and Buildings’ nominees - Charles Elson and myself – received at the 2017 Annual Meeting from active fund managers, the unanimous support they received from all three independent proxy advisory firms – Institutional Shareholder Services (ISS), Glass, Lewis & Co. (Glass Lewis) and Egan Jones – and the fact that our nominees received a significant majority of the votes cast by non-Taubman family shareholders.

The Taubman family’s 30.2% voting power, which we believe is a violation of the ownership limitation contained in the Company’s Amended and Restated Articles of Incorporation (the “Charter”), as well as certain eleventh hour promises to enhance the Company’s governance practices were the only reasons, in our view, that Charles Elson and myself were not elected to the Board, and Chairman and CEO Bobby Taubman and Lead Director Myron Ullman remained in the boardroom.

We believe our efforts to date have been successful in forcing the Company to acknowledge its serious governance deficiencies, with the Company going so far as to publicly promise that it was “committed to transitioning to annual elections for directors and pursuing accelerated Board refreshment.” However, the Company made these hurried promises without truly circumscribing them, thereby allowing the Board to kick the can to the 2018 Annual Meeting, perhaps hoping that the disillusionment of investors would fade over time and allow for the Board to make merely incremental changes on its own schedule absent shareholder scrutiny.

We therefore urge shareholders to not yet give up the fight and continue to support our case for change by joining us in requesting that the Company call a special meeting. External pressure has begun to catalyze some long-needed changes at Taubman Centers, and we believe keeping the pressure on is the only way to ensure these changes are ultimately made without delay.

Please support our efforts to call a special meeting by consenting on the WHITE request card TODAY.

Complaint to Enforce Charter

Land and Buildings is proceeding with its Complaint asking the Court to enforce the Ownership Limit outlined in Taubman’s Charter.

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Sincerely,

Jonathan Litt

Founder & CIO

Land and Buildings Investment Management, LLC

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Media Contact:
Dan Zacchei / Joe Germani

Sloane & Company

212-486-9500

Dzacchei@sloanepr.com

JGermani@sloanepr.com

Investor Contact:

Edward McCarthy

D.F. King & Co., Inc.

212-493-6952

emccarthy@dfking.com

Item 2: The following materials were posted by Land & Buildings to www.savetaubman.com:

SAVE TAUBMAN

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Press Releases & Statements

JUL 10

JULY 10, 2017

JUN 30

TCO Special Meeting Request Definitive Proxy

JUNE 30, 2017

JUN 12

Land and Buildings Initiates Process to Call for Special Meeting of Shareholders at Taubman Centers

JUNE 12, 2017

JUN 08

Land and Buildings to Host Conference Call on Taubman Centers on Monday June 12th at 11AM Eastern

JUNE 8, 2017

JUN 06

Land and Buildings Issues Letter to Taubman Centers Shareholders Outlining Next Steps to Improve the Company

JUNE 6, 2017

JUN 01

Land and Buildings Comments on Preliminary Voting Results of Taubman Centers' Annual Meeting

JUNE 1, 2017

MAY 31

Land and Buildings Encourages Shareholders to Vote GOLD Today for Change at Taubman Centers

MAY 31, 2017

MAY 30

Land and Buildings' Jonathan Litt Releases Open Letter to Shareholders of Taubman Centers

MAY 30, 2017

MAY 25

Land and Buildings' Nominee Charles Elson Releases Open Letter to Shareholders of Taubman Centers

MAY 25, 2017

MAY 23

ISS and Glass Lewis Endorse Full Slate of Land and Buildings Nominees for Election at Taubman Centers

MAY 23, 2017

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